CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                     UNITED NETWORK MARKETING SERVICES, INC.
                            (a Delaware corporation)

                                       AND

                             KNOCKOUT HOLDINGS, INC.
                            (a Delaware corporation)


                UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE

         The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DO HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                  NAME                                STATE OF INCORPORATION
                  ----                                ----------------------

         United Network Marketing Services, Inc.               Delaware

         Knockout Holdings, Inc.                               Delaware


         SECOND: That 100% of the outstanding stock of Knockout Holdings, Inc. is owned by United Network Marketing Services, Inc.

         THIRD: That the name of the surviving corporation of the merger is United Network Marketing Services, Inc., which will continue its existence as said surviving corporation under the name Knockout Holdings, Inc.

         FOURTH: That the Certificate of Incorporation of United Network Marketing Services, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

                "FIRST:  The name of the corporation is Knockout Holdings, Inc."

         FIFTH: That the members of the Board of Directors of United Network Marketing Services, Inc. unanimously adopted the following resolution by written consent on the 5th day of January, 2005:

         RESOLVED, that the Company's wholly-owned subsidiary, Knockout Holdings, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Knockout Holdings, Inc.

         SIXTH:  This merger shall be effective on January 10, 2005.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 5th day of January, 2005.


                                    UNITED NETWORK MARKETING SERVICES, INC.


                                    By: /s/ Oscar Turner
                                        --------------------------------
                                    Name:  Oscar Turner
                                    Title: Chief Financial Officer and Treasurer


                                    KNOCKOUT HOLDINGS, INC.


                                    By: /s/ Oscar Turner
                                        ---------------------------------
                                    Name:  Oscar Turner
                                    Title: Chief Financial Officer and Treasurer



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